Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:

Ed Lockwood	Meggan Powers

Sr. Director, Investor Relations	Sr. Director, Corporate Communications

(408) 875-9529	(408) 875-8733

ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2016 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., July 28, 2016 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2016. KLA-Tencor reported GAAP net income of $272 million and GAAP earnings per diluted share of $1.73 on revenues of $919 million for the fourth quarter of fiscal year 2016. For the fiscal year ended June 30, 2016, the company reported GAAP net income of $704 million and GAAP earnings per diluted share of $4.49 on revenues of $3 billion.

GAAP Results

	Q4 FY 2016	Q3 FY 2016	Q4 FY 2015
Revenues	$919 million	$712 million	$756 million
Net Income	$272 million	$176 million	$142 million
Earnings per Diluted Share	$1.73	$1.12	$0.89

Non-GAAP Results

	Q4 FY 2016	Q3 FY 2016	Q4 FY 2015
Net Income	$277 million	$179 million	$159 million
Earnings per Diluted Share	$1.77	$1.15	$0.99

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance and other related charges, merger-related charges, and debt extinguishment loss and recapitalization charges.

In light of the pending merger transaction with Lam Research Corporation, KLA-Tencor has discontinued conducting quarterly earnings conference calls to discuss financial results, but instead publishes a quarterly stockholder letter and other supplemental data on the Investor Relations section of the KLA-Tencor website.

About KLA-Tencor:

KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2016	June 30, 2015
ASSETS
Cash, cash equivalents and marketable securities	$2,491,294	$2,387,111
Accounts receivable, net	613,233	585,494
Inventories	698,635	617,904
Other current assets	64,870	314,067
Land, property and equipment, net	278,014	314,591
Goodwill	335,177	335,263
Deferred income taxes, non-current	302,219	78,648
Purchased intangibles, net	4,331	11,895
Other non-current assets	174,659	181,039

Total assets	$4,962,432	$4,826,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,517	$103,342
Deferred system profit	174,551	148,691
Unearned revenue	59,147	71,335
Current portion of long-term debt	—	16,981
Other current liabilities	662,208	661,414

Total current liabilities	1,002,423	1,001,763
Non-current liabilities:
Long-term debt	3,057,936	3,173,435
Unearned revenue	56,336	47,145
Other non-current liabilities	156,623	182,230

Total liabilities	4,273,318	4,404,573
Stockholders’ equity:
Common stock and capital in excess of par value	452,974	474,374
Retained earnings (accumulated deficit)	284,825	(12,362)
Accumulated other comprehensive income (loss)	(48,685)	(40,573)

Total stockholders’ equity	689,114	421,439

Total liabilities and stockholders’ equity	$4,962,432	$4,826,012

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Product	$731,118	$579,733	$2,250,260	$2,125,396
Service	188,053	176,599	734,233	688,653

Total revenues	919,171	756,332	2,984,493	2,814,049
Costs and expenses:
Costs of revenues	337,568	323,267	1,163,391	1,215,229
Research and development	127,454	128,839	481,258	530,616
Selling, general and administrative	103,797	101,739	379,399	406,864
Loss on extinguishment of debt and other, net	—	—	—	131,669
Interest expense and other, net	21,865	27,549	102,253	95,540

Income before income taxes	328,487	174,938	858,192	434,131
Provision for income taxes	56,946	32,919	153,770	67,973

Net income	$271,541	$142,019	$704,422	$366,158

Net income per share:
Basic	$1.74	$0.90	$4.52	$2.26

Diluted	$1.73	$0.89	$4.49	$2.24

Cash dividends declared per share (including a special cash dividend of $16.50 per share declared during the three months ended December 31, 2014)	$0.52	$0.50	$2.08	$18.50

Weighted-average number of shares:
Basic	155,712	158,635	155,869	162,282
Diluted	156,618	159,965	156,779	163,701

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended June 30,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$271,541	$142,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,888	19,966
Asset impairment charges	—	428
Non-cash stock-based compensation expense	12,292	12,204
Excess tax benefit from equity awards	240	(217)
Net gain on sales of marketable securities and other investments	(1,782)	(143)
Changes in assets and liabilities:
Decrease in accounts receivable, net	21,400	43,714
Decrease in inventories	26,397	16,498
Decrease in other assets	29,758	49,382
Increase (decrease) in accounts payable	(19,847)	148
Increase (decrease) in deferred system profit	(18,668)	2,337
Increase in other liabilities	17,874	31,143

Net cash provided by operating activities	354,093	317,479
Cash flows from investing activities:
Capital expenditures, net	(7,508)	(9,237)
Proceeds from sale of assets	3,050	—
Purchases of available-for-sale securities	(301,733)	(297,695)
Proceeds from sale of available-for-sale securities	105,610	328,498
Proceeds from maturity of available-for-sale securities	130,009	134,825
Purchases of trading securities	(20,130)	(11,859)
Proceeds from sale of trading securities	21,449	13,309

Net cash provided by (used in) investing activities	(69,253)	157,841
Cash flows from financing activities:
Repayment of debt	(40,000)	(29,375)
Issuance of common stock	16,388	17,430
Tax withholding payments related to vested and released restricted stock units	(219)	(439)
Common stock repurchases	—	(167,858)
Payment of dividends to stockholders	(81,120)	(79,653)
Excess tax benefit from equity awards	(240)	217

Net cash used in financing activities	(105,191)	(259,678)
Effect of exchange rate changes on cash and cash equivalents	2,865	491

Net increase in cash and cash equivalents	182,514	216,133
Cash and cash equivalents at beginning of period	925,974	621,892

Cash and cash equivalents at end of period	$1,108,488	$838,025

Supplemental cash flow disclosures:
Income taxes paid, net	$23,408	$3,851
Interest paid	$57,091	$55,413
Non-cash activities:
Purchase of land, property and equipment - investing activities	$2,035	$1,843
Unsettled common stock repurchase - financing activities	$—	$5,968
Dividends payable - financing activities	$19,556	$42,002

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
		June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP net income		$271,541	$175,777	$142,019	$704,422	$366,158
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	1,294	1,309	3,578	7,493	15,336
Restructuring, severance and other related charges	b	—	137	22,417	8,945	33,409
Merger-related charges	c	5,795	3,582	—	18,197	—
Debt extinguishment loss and recapitalization charges	d	—	—	—	—	134,147
Income tax effect of non-GAAP adjustments	e	(1,795)	(1,535)	(9,159)	(8,999)	(61,258)

Non-GAAP net income		$276,835	$179,270	$158,855	$730,058	$487,792

GAAP net income per diluted share		$1.73	$1.12	$0.89	$4.49	$2.24

Non-GAAP net income per diluted share		$1.77	$1.15	$0.99	$4.66	$2.98

Shares used in diluted shares calculation		156,618	156,429	159,965	156,779	163,701

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Restructuring, severance and other related charges	Merger-related charges	Total pre-tax GAAP to non- GAAP adjustment
Three months ended June 30, 2016
Costs of revenues	$658	$—	$346	$1,004
Research and development	—	—	1,223	1,223
Selling, general and administrative	636	—	4,226	4,862

Total in three months ended June 30, 2016	$1,294	$—	$5,795	$7,089

Three months ended March 31, 2016
Costs of revenues	$663	$121	$238	$1,022
Research and development	—	5	508	513
Selling, general and administrative	646	11	2,836	3,493

Total in three months ended March 31, 2016	$1,309	$137	$3,582	$5,028

Three months ended June 30, 2015
Costs of revenues	$2,282	$7,458	$—	$9,740
Research and development	650	6,310	—	6,960
Selling, general and administrative	646	8,649	—	9,295

Total in three months ended June 30, 2015	$3,578	$22,417	$—	$25,995

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.	Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.	Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.	Merger-related charges that are directly related to the pending merger between KLA-Tencor and Lam as announced on October 21, 2015. Charges primarily includes costs for advisory services, appraisals, legal services, employee-related expense and auditing services. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.	Debt extinguishment loss and recapitalization charges include a pre-tax loss on early extinguishment of debt related to the 6.900% Senior Notes due in 2018, net and certain other expenses incurred in connection with the leveraged recapitalization plan which was completed in the second quarter of fiscal year ended June 30, 2015. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

e.	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.